UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): December 30, 2021

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

As previously disclosed, the Board of Directors of Diamond Offshore Drilling, Inc. (the “Company”) appointed an independent committee to explore strategic alternatives to maximize shareholder value. Also as previously disclosed, on August 31, 2021, the Company and Avenue Capital Management II, L.P. (“Avenue Management”) and Avenue Energy Opportunities Fund II AIV, L.P. (together, with Avenue Management, “Avenue”) entered into a settlement agreement in respect of the litigation then pending between them in Delaware Chancery Court (the “Settlement Agreement”). In the Settlement Agreement, the Company agreed to provide Avenue certain information regarding potential strategic transactions involving the Company. On November 3, 2021, the Company and Avenue executed a confidentiality agreement (the “Confidentiality Agreement”) to provide for the confidential treatment of any information regarding a potential strategic transaction required to be disclosed to Avenue pursuant to the Settlement Agreement. Under the Confidentiality Agreement, any confidential information shared with Avenue was required to be publicly disclosed on or before the earliest to occur of (i) the Company’s initial public announcement of the potential transaction, (ii) the Company’s public announcement that it did not intend to continue its strategic review process or pursue a potential transaction and (iii) December 31, 2021. Accordingly, the Company is making the disclosures set forth below.

On November 5, 2021, the Company’s President and Chief Executive Officer, Mr. Bernie Wolford, Jr., and a representative of the Company’s financial advisor, Goldman Sachs & Co. LLC, held a telephone conference with representatives of Avenue to provide Avenue with an overview of the strategic alternatives review process conducted by the independent committee (the “Committee”). This discussion was subject to the Confidentiality Agreement. During the telephone conference, Avenue was provided with the following information:

•

Discussions regarding a strategic transaction had occurred with four offshore drilling companies that (i) had sufficient scale to acquire the Company and (ii) were not in bankruptcy. High-level discussions also occurred with a fifth smaller-scale offshore drilling company regarding a possible combination or asset purchase.

•	Company A submitted an offer that was deemed inadequate; when told they would need to submit a more competitive offer, they declined and exited the process.

•

Companies B, C and D submitted indications that were deemed worthy of further engagement and executed nondisclosure agreements with the Company. After commencing limited due diligence, Companies B and C disengaged from discussions. Company B increased its initial offer twice before disengaging.

•	After the exit of Companies A, B and C, Company D was the only party active in the process.

Certain economic terms of Company D’s proposal were also described in this call.

On November 22, 2021, in light of various communications from Company D, the Committee determined that it would cease due diligence interactions and discussions with Company D.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Statements in this report that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements include, but are not limited to, statements concerning potential future actions of the Company, results of and potential future events relating to the strategic alternatives review and other statements that are not of historical fact. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those currently anticipated or expected by management of the Company. A discussion of certain of the risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this report are urged to review those reports carefully when considering these forward-looking statements. These risk factors include, among others, risks associated with worldwide demand for drilling services, depressed levels of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, litigation and disputes, operating risks and various other factors, many of which are beyond the Company’s control. Given these risk factors and other considerations, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of such statement, and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2021	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ David L. Roland
David L. Roland
Senior Vice President, General Counsel and Secretary

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